McDERMOTT, WILL & EMERY
                             227 West Monroe Street
                             Chicago, Illinois 60606




                                  May 7, 1996


Tribune Company
435 North Michigan Avenue
Chicago, Illinois  60611-4041

     RE: 75,000 Shares of Common Stock (without par value) including Preferred Share Purchase
          Rights for Tribune Company's 1996 Nonemployee
          Director Stock Compensation Plan (the "Plan")

Gentlemen:

     We have acted as counsel for Tribune Company (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 75,000 shares of the Company's Common Stock, without par value (the "Common Stock"), which may be purchased pursuant to the Plan and 75,000 Preferred Share Purchase Rights which currently are attached to, and trade with, the Common Stock.

     We have examined or considered:

          1.  A copy of the Company's Restated Certificate of Incorporation.

          2.  The By-Laws of the Company.

          3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

          4. Copies of resolutions duly adopted by the Board of Directors of the Company relating to the Plan.

          5.  A copy of the Plan.

     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the Common Stock, upon acquisition pursuant to the terms of the Plans, and the related Preferred Share Purchase Rights, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ McDermott, Will & Emery

                                  McDermott, Will & Emery
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